Exhibit 13(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended March 31, 2023 (the “Report”), of the Puerto Rico Residents Bond Fund I (the “Fund”).

Javier Rubio, Leslie Highley, José González and William Rivera, of Puerto Rico Residents Bond Fund I, each certify that:

1. This Form N-CSR filing for the Registrant fully complies with the requirements of Section 13(a) or 15(d) of the 1934 Act; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Javier Rubio
Javier Rubio
Co-President

By:	/s/ Leslie Highley
Leslie Highley
Co-President

By:	/s/ José González
José González
Co-Treasurer

By:	/s/ William Rivera
William Rivera
Co-Treasurer

Date:	June 7, 2023